Exhibit 10.45.1
Confidential Treatment Requested. Confidential portions of this document have been redacted and filed separately with the Commission.
PROMISSORY NOTE
Non-Negotiable, Non-Transferable, Non-Endorsable
Subject to Quota Purchase Agreement
For value received and intending to be legally bound, MOBITEC AB (publ), a company duly incorporated and organized under the laws of Sweden, with registered office at Ölltorp Industrial Area, PO Box 97, SE-524 21, Herrljunga, Västra Götaland County, Sweden, enrolled in the Brazilian Federal Taxpayer’s Registry (CNPJ) under no. 05.709.950/0001-03, (“Maker”) hereby promises to unconditionally pay, irrevocably and irreversibly, to the order of ROBERTO JUVENTINO DEMORE, a Brazilian citizen, married, entrepreneur, resident and domiciled in the City of Caxias do Sul, State of Rio Grande do Sul, at Rua Antonio Prado, 10, apt. 701, Bairro Exposição, bearer of the Identity Card RG nº Confidential material redacted and filed separately with the Commission. and enrolled in the Individual Taxpayers’ Register (CPF) under no. Confidential material redacted and filed separately with the Commission. and LORENA GIUSTI DEMORE, a Brazilian citizen, married, entrepreneur, resident and domiciled in the City of Caxias do Sul, State of Rio Grande do Sul, at Rua Antonio Prado, 10, apt. 701, Bairro Exposição, bearer of the Identity Card RG nº Confidential material redacted and filed separately with the Commission. and enrolled in the Individual Taxpayers’ Register (CPF) under no. Confidential material redacted and filed separately with the Commission., (each hereinafter referred to as “Payee” and collectively “Payees”) the sum of US$1,950,000 (one million, nine hundred and fifty thousand US Dollars), or so much thereof outstanding of the total Financed Amount under Section 2.6 of the Quota Purchase Agreement, together with interest on any unpaid outstanding principal balance from this date until the date on which this Promissory Note is paid in full at the rates set forth below.
All capitalized terms used in this Promissory Note shall have the meaning given to them in the Quota Purchase Agreement entered by and between the aforementioned parties and Mobitec Empreendimentos e Participações Ltda. on July 22, 2009 (the “Quota Purchase Agreement”), as applicable.
This Promissory Note represents a guaranty given by the Maker of the payment schedule set forth in Section 2.3 of the Quota Purchase Agreement. Under the terms of Section 2.5.5 of the Quota Purchase Agreement, this Promissory Note shall be amended and restated to reflect the adjusted amount after each Installment of the Financed Amount is paid.
Any outstanding balance shall accrue annual interest at the rate of 5% (five per cent) per annum from the date hereof until the Settlement Date. Any Skipped Instalment shall accrue a penalty interest of 9% per annum as per Section 2.3 (b) (ii) of the Quota Purchase Agreement.

Confidential Treatment Requested. Confidential portions of this document have been redacted and filed separately with the Commission.
No default shall have occurred under the Quota Purchase Agreement or this Promissory Note in the event the Maker of this Promissory Note elects to skip an instalment, in accordance with the provisions of Section 2.3(b)(ii) of the Quota Purchase Agreement or in the case of withholding amounts, pursuant to Section 2.5.5 of the Quota Purchase Agreement. Provided Maker is not in default of any two or more consecutive payments as set forth in the Quota Purchase Agreement which will cause this Note to be immediately due in full, any and all outstanding amounts under this Promissory Note shall be due and immediately payable on September 30, 2012. However, in the event the Maker is in default with the payment of two or more successive instalments, this Promissory Note shall have its due date accelerated to the date of the payment of the second consecutive instalment not paid for the aggregate amount not paid pending payment.
Maker hereby waives presentment for payment, demand for payment, notice of dishonor, protest and notice of protest, and any or all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Promissory Note. The liability of the Maker hereunder shall be unconditional and shall not be in any manner affected by any indulgence whatsoever granted or consented to by the Payees hereof, including but not limited to any extension of time, renewal, waiver or other modification. Any failure of the Payees to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter.
Payees or any holder may accept late payments, or partial payments, even though marked “payment in full” or containing words of similar import or other conditions, without waiving any of its rights.
No amendment, modification or waiver of any provision of this Promissory Note nor consent to any departure by Maker therefrom shall be effective, irrespective of any course of dealing, unless the same shall be in writing and signed by both Payees, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Promissory Note cannot be changed or terminated orally or by estoppel or waiver or by any alleged oral modification regardless of any claimed partial performance referable thereto.
All notices, requests, demands, waivers and other communications between the parties to this Promissory Note shall be governed by the terms of Article 11 of the Quota Purchase Agreement.
This Note shall be governed by and construed in accordance with the laws of the Kingdom of Sweden applicable to instruments made and to be performed wholly within that Kingdom. If any provision of this Note is held to be illegal or unenforceable for any reason whatsoever, such illegality or unenforceability shall not affect the validity of any other provision hereof.
MAKER AGREES THAT ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS NOTE MAY BE INITIATED AND PROSECUTED EXCLUSIVELY IN THE COURTS LOCATED IN THE MUNICIPALITY OF

Confidential Treatment Requested. Confidential portions of this document have been redacted and filed separately with the Commission.
HERRLJUNGA, COUNTY OF VÄSTRA GÖTALAND, SWEDEN. MAKER CONSENTS TO AND SUBMITS TO THE EXERCISE OF JURISDICTION OVER ITS PERSON BY ANY SUCH COURT HAVING JURISDICTION OVER THE SUBJECT MATTER, WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO MAKER AT ITS ADDRESS SET FORTH ABOVE OR TO THE LAST ADDRESS PROVIDED TO PAYEES.
IN ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS NOTE, PAYEES AND MAKER WAIVE (I) THE RIGHT TO INTERPOSE ANY SET-OFF OR COUNTERCLAIM OTHER THAN AS SET FORTH IN THE QUOTA PURCHASE AGREEMENT OF ANY NATURE OR DESCRIPTION, (II) ANY OBJECTION BASED ON FORUM NON CONVENIENS OR VENUE, AND (III) ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES.
São Paulo, July 22, 2009.

By:	/s/ Oliver Wels
MOBITEC AB (publ)